EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-12473, 333-88373, 333-119272, and 333-128953), of Rennova Health, Inc. of our report dated June 25, 2020 related to the consolidated financial statements as of and for the years ended December 31, 2019 and 2018 which appears in the Form 10-K for the year ended December 31, 2019.

/s/ Haynie & Company, CPAs
Haynie & Company, CPAs
Dated: June 25, 2020